Exhibit 99.6

REVOCABLE PROXY

EP MEDSYSTEMS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 3, 2008

The undersigned shareholder of EP MedSystems, Inc. (“EP MedSystems”), revoking all prior proxies, hereby appoints James Caruso and David Bruce, or either of them acting singly, proxies, with full power of substitution to vote all shares of capital stock of EP MedSystems which the undersigned is entitled to vote at the special meeting of shareholders to be held on Thursday, July 3, 2008 at 8:00 a.m., local time, at 575 Route 73, Bldg-D, West Berlin, NJ 08091, or any adjournment or postponement thereof, upon matters set forth in the Notice of Special Meeting of Shareholders dated June 5, 2008, and the related proxy statement, copies of which have been received by the undersigned, and in their discretion upon any other business that may properly be brought before the meeting by the EP MedSystems Board of Directors. Attendance of the undersigned at the meeting or any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

☒ PLEASE MARK VOTES AS INDICATED IN THIS EXAMPLE

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1.

For	Against	Abstain

1.     To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of April 8, 2008, among St. Jude Medical, Inc. (“St. Jude Medical”), Epicurus Merger Corporation (“Merger Sub”) which is a newly formed, wholly-owned subsidiary of St. Jude Medical, and EP MedSystems, pursuant to which (i) Merger Sub will be merged with and into EP MedSystems resulting in EP MedSystems becoming a wholly-owned subsidiary of St. Jude Medical, and (ii) EP MedSystems will subsequently be merged into another wholly-owned subsidiary of St. Jude Medical.

☐	☐	☐

This proxy, when properly executed, will be voted in accordance with the specifications made herein. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1. In the event that a quorum is not present at the special meeting, the proxies named herein may propose and vote for one or more adjournments of the special meeting to permit further solicitations of proxies. No proxy voted against Proposal 1 will be voted in favor of any such adjournment or postponement. All prior proxies are hereby revoked. This proxy may be revoked prior to its exercise by filing with the Secretary of EP MedSystems a duly executed proxy bearing a later date or an instrument revoking this proxy, or by attending the meeting and electing to vote in person.

Please sign your proxy exactly as your name appears on the certificate. When signing as attorney, executor, administrator, trustee or guardian, give title as such. If owner is a corporation, sign full corporate name by a duly authorized officer.

If two or more persons are named as owners, both or all should sign.

Please be sure to sign and date this proxy in the box below.

THIS PROXY IS SOLICITED ON BEHALF OF THE EP MEDSYSTEMS BOARD OF DIRECTORS. PLEASE ACT PROMPTLY – SIGN, DATE & MAIL YOUR PROXY CARD TODAY.

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Shareholder sign above

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Co-Holder (if any)

Dated __________________________, 2008

Mark here if you plan to attend the meeting	☐

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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